Exhibit 99.1

Media Relations	Investor Relations
Beth Amorosi	Gary Geraci
FastLane Communications	Equity Performance Group
917-208-7489	617-723-2373
bamorosi@fast-lane.net	gary@equityperfgp.com
www.equityperformancegroup.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation Fiscal Year 2007 Second Quarter Conference Call Recap

POMPANO BEACH, FL - May 22, 2007- Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand digital media communications and applications, today provided a recap of the Company’s conference call held on May 21, 2007. Fiscal year 2007 second quarter financial results and recent financial and business developments were discussed on the conference call.

Financial and business development highlights of the management-led presentation included the following:

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As of March 31, 2007 all of the Company’s 8% Senior and Subordinated Convertible Debentures, as well as notes payable, had been repaid or converted to common stock. As a result all of Onstream’s debt, except for one capitalized software lease and operating payables, had been eliminated as of March 31, 2007 and all of its receivables, equipment and other assets are unencumbered. The Company’s stockholders’ equity increased approximately 73% from the end of the prior quarter, to approximately $23.8 million as of March 31, 2007 versus approximately $13.8 million as of December 31, 2006.

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Infinite Conferencing’s unaudited financial statements for the quarter ended March 31, 2007 reflected revenues of approximately $1.8 million, with a revenue base that has been growing at a rate in excess of 30% annually. Based on those financial statements, Onstream Media expects a continuation of this level of historical sales would result in cash provided by operations, before working capital changes, after Onstream’s April acquisition, of approximately $800,000 per quarter, which the Company expects would exceed the cash used by Onstream’s other operations after that date.

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Onstream Media’s fiscal third quarter results, which will include approximately two months of the Infinite Conferencing contribution and continued growth from Onstream’s webcasting operations, will result in excess of 50% revenue growth for the quarter over the comparable prior year quarter and a significant reduction in the cash used by operating activities - before working capital changes.

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By the fourth quarter of Onstream’s fiscal year, due to internally generated growth coupled with a full quarter of contribution from the acquisition of Infinite Conferencing, Onstream expects to achieve quarterly revenues in excess of $4.0 million - an increase of approximately 75% over the comparable quarter of the prior year. Additionally, management anticipates the reduced quarterly net loss will be entirely due to non-cash expenses, as management expects to achieve positive cash flow - cash provided by operating activities, before working capital changes.

Randy Selman, chief executive officer of Onstream Media, during the conference call discussed his expectations of reaching $4.0 million in revenues by the fiscal fourth quarter of 2007. Revenue will primarily be driven by organic growth and contribution from the recent acquisitions of Auction Video and Infinite Conferencing. The CEO also expressed his belief that a growing list of contracts and the expansion of the Company’s sales and marketing activities will enable Onstream to reach the key goal of becoming cash flow positive (cash provided by operations, before working capital changes) by the end of its fiscal fourth quarter, ending September 30, 2007.

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An archived version of the webcast is available online at http://www.visualwebcaster.com/event.asp?id=39957 and is also accessible from the Press Releases page on http://www.onstreammedia.com.

About Onstream Media:

Onstream Media Corporation is a leading online service provider of live and on-demand Internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content on the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds. Onstream Media also provides live and on-demand webcasting, webinars, web and audio conferencing services. Almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Dell, Disney, MGM, Deutsche Bank, Rodale, Inc., Televisa, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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